Exhibit 10.59

[Date]

To:                             [Executive]

Re:                             Change in Control Agreement — Notification of Extension

You are hereby notified that your current Change in Control Agreement, which was set to expire on December 31, 2014, has been extended to December 31, 2016.

Please retain a copy of this Notification of Extension with your important records.